EXHIBIT 99.1

SALONA GLOBAL MEDICAL DEVICE CORPORATION
2023 EQUITY INCENTIVE PLAN

1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1 Establishment. Salona Global Medical Device Corporation 2023 Equity Incentive Plan (the "Plan") is hereby established effective as of August 11, 2023, the date of the approval of the Plan by the Company's shareholders (the "Effective Date").

1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Share Awards, Restricted Share Bonuses, Restricted Share Units, Performance Shares, Performance Units, Cash-Based Awards and Other Share-Based Awards.

1.3 Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years fromthe Effective Date.

2. DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) "Acquiror" has the meaning set out in Section 13.1(b).

(b) "Affiliate" means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities . For this purpose, control shall be determined in accordance with the Business Corporations Act (British Columbia).

(c) "Applicable Law" means the laws, rules, regulations and requirements of any country or jurisdiction where Awards are granted or are received under the Plan and the requirements of any stock exchange or quotation systemon which the Common Shares are listed or quoted.

(d) "Award" means any Option, Stock Appreciation Right, Restricted Share Purchase Right, Restricted Share Bonus, Restricted Share Unit, Performance Share, Performance Unit, Cash-Based Award or Other Share-Based Award granted under the Plan.

(e) "Award Agreement" means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(f) "Black-Out Period" means a period of time when pursuant to any policies of the Company, any securities of the Company may not be traded by certain persons designated by the Company, which shall be interpreted, to the extent required, in accordance with Section 4.11 of TSXV Policy 4.4.

(g) "Board" means the Board of Directors of the Company.

(h) "Business Day" means a day, other than a Saturday or Sunday, on which the principal commercial banks in the City of Toronto are open for commercial business during normal banking hours.

(i) "Canadian Participant" means a participant in the Plan who is resident in, or is primarily employed in, Canada.

(j) "Cash-Based Award" means an Award denominated in cash and granted pursuant to Section 11.

(k) "Cashless Exercise" has the meaning set out in Section 6.3(b)(i).

(a) "Cause" means, such circumstances in which applicable employment and labour standards legislation permits the relationship between a Participant and a Participating Company to be terminated without notice or further obligation, and may include, without limitation, any of the following: (i) the Participant's theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant's material failure to abide by a Participating Company's code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant's unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant's improper use or disclosure of a Participating Company's confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company's reputation or business; (v) the Participant's repeated failure to performany reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant's conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant's ability to performhis or her duties with a Participating Company.

(b) "Change in Control" means, unless such termor an equivalent termis otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the occurrence of any one or a combination of the following:

(i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results fromany of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the voting s ecurities of the Company;

(ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a "Transaction") in which the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(v)(iii), the entity to which the assets of the Company were transferred (the "Transferee"), as the case may be;

(iii) any "person" acquires, directly or indirectly, securities of the Company to which is attached the right to elect the majority of the Directors; or

(iv) the Company undergoes a liquidation or dissolution;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(b) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting fromownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other businessentities. The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section 2.1(b) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(c) "Code" means the United States Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

(d) "Committee" means such committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(e) "Common Shares" means the common shares of the Company, as adjusted from time to time in accordance with Section 4.4.

(f) "Company" means Salona Global Medical Device Corporation, a corporation existing under the laws of the Province of British Columbia, and its Affiliates, if any, and includes any successor or assignee entity or entities into which the Company may be merged, changed, or consolidated; any entity for whose securities the securities of the Company sha l be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

(g) "Consultant" means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company fromoffering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act and is consistent with the requirements of TSXVPolicy 4.4, if applicable.

(h) "Delayed Payment Date" has the meaning set out in Section 15.4(c).

(i) "Director" means a member of the Board.

(j) "Disability" means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(k) "Discounted Market Price" has the meaning set out in TSXVPolicy 1.1.

(l) "Dividend Equivalent Right" means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one Common Share for each Common Share represented by an Award held by such Participant and is consistent with the requirements of TSXVPolicy 4.4, if applicable.

(m) "Election" has the meaning set out in Section 15.2.

(a) "Employee" means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director's fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion, and in accordance with applicable employment and labour standards legislation, whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the terms of the Plan as of the time of the Company's determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual's status as an Employee.

(b) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

(c) "Fair Market Value" means, as of any date, the value of a Common Share or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) except as otherwise determined by the Committee, if, on such date, the Common Shares are listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a Common Share shall be the closing price of a Common Share as quoted on the national or regional securities exchange or quotation systemconstituting the primary market for the Common Shares, as reported in such source as the Company deems reliable. If the relevant date does not fall on a day on which the Common Shares have traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Shares were so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion;

(ii) notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a Common Share on the basis of the opening, closing, or average of the high and low sale prices of a Common Share on such date or the preceding trading day, the actual sale price of a Common Share received by a Participant, any other reasonable basis using actual transactions in the Common Shares as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may also determine the Fair Market Value upon the average selling price of the Common Shares (or the average of such selling prices over the specified period weighted based on the volume of trading of the Common Shares on each trading day during such specified period) during a specified period that is within thirty (30) days before or thirty (30) days after such date, provided that, with respect to the grant of an Option or SAR, the commitment to grant such Award based on such valuation method must be irrevocable before the beginning of the specified period. The Committee may vary its method of determination of the Fair Market Value as provided in this clause (ii) for different purposes under the Plan to the extent consistent with the requirements of Section 409A; and

(iii) if, on such date, the Common Shares are not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a Common Share shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(d) "Freestanding SAR" has the meaning set out in Section 7.1.

(e) "Full Value Award" means any Award settled in Common Shares, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Share Purchase Right or an Other Share-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

(f) "Incentive Stock Option" means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(g) "Incumbent Director" means a Director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(h) "Insider" means an Officer, a Director or other person whose transactions in Common Shares are subject to Section 16 of the Exchange Act, or, if applicable, is otherwise an "insider" as such term is defined by the applicable securities laws of Canada or TSXV Policy 1.1.

(i) "ISO-Qualifying Corporation" has the meaning set out in Section 5.4(b).

(j) "Investor Relations Activities" has the meaning set out in TSXV Policy 1.1.

(k) "Investor Relations Service Provider" includes any Consultant that performs Investor Relations Activities and any Director, Officer, Employee or Management Company Employee whose role and duties primarily consist of Investor Relations Activities.

(l) "Management Company Employee" means an individual employed by an entity providing management services to the Company, which services are necessary or advisable for the ongoing successful operation of the business enterprise of the Company.

(m) "Net Exercise" has the meaning set out in Section 6.3(b)(ii).

(n) "New Shares" has the meaning set out in Section 4.4.

(o) "Nonemployee Director" means a Director who is not an Employee.

(p) "Nonemployee Director Award" means any Award granted to a Nonemployee Director.

(q) "Nonstatutory Stock Option" means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(r) "Officer" means any person designated by the Board as an officer of the Company and is consistent with the requirements of TSXVPolicy 4.4, if applicable.

(s) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(t) "Option Expiration Date" has the meaning set out in Section 6.4(a)(i).

(u) "Other Share-Based Award" means an Award denominated in Common Shares and granted pursuant to Section 11, which only may be issued upon receipt of the prior approval of the TSXV in respect of the granting of such Awards.

(v) "Ownership Change Event" means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company's then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger, consolidation or other business combination transaction in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(w) "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

(x) "Participant" means any eligible person, being a bona fide Employee, a Consultant, a Director, an Officer or a Management Company Employee, who has been granted one or more Awards, or an Investor Relations Service Provider who has been granted one or more Options, as the case may be.

(y) "Participating Company" means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(z) "Participating Company Group" means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(aa)  "Performance Award" means an Award of Performance Shares or Performance Units.

(bb)  "Performance Award Formula" means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(cc)  "Performance Goal" means a performance goal established by the Committee pursuant to Section 10.3.

(dd) "Performance Measure" has the meaning set out in Section 10.4.

(ee)  "Performance Period" means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(ff) "Performance Share" means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(gg) "Performance Target" has the meaning set out in Section 10.4.

(hh)  "Performance Unit" means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(ii) "Predecessor Plans" mean the Company's 20% fixed 2021 amended and restated stock option plan which was approved by shareholders on March 11, 2021 and became effective on May 21, 2021 together with its predecessors plans.

(jj) "Restricted Share Award" means an Award of a Restricted Share Bonus or a Restricted Share Purchase Right.

(kk) "Restricted Share Bonus" means Common Shares granted to a Participant pursuant to Section 8, which, if such Common Shares may be acquired by the Participant within one year of the grant date, may only be issued upon receipt of the prior approval of the TSXVin respect of the granting of such Awards.

(ll) "Restricted Share Purchase Right" means a right to purchase Common Shares granted to a Participant pursuant to Section 8, which may only be issued upon receipt of the prior approval of the TSXV in respect of the granting of such Awards.

(a) "Restricted Share Unit" means a right granted to a Participant pursuant to Section 9 to receive on a future date or occurrence of a future event a Common Share or cash in lieu thereof, in accordance with the terms of this Plan, as determined by the Committee.

(b) "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended fromtime to time, or any successor rule or regulation.

(c) "SAR" or "Stock Appreciation Right" means a right granted to a Participant pursuant to Section 7 to receive payment, for each Common Share subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a Common Share on the date of exercise of the Award over the exercise price thereof.

(d) "Section 409A" means Section 409A of the Code.

(e) "Section 409A Deferred Compensation" means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(f) "Securities Act" means the United States Securities Act of 1933, as amended.

(g) "Service" means a Participant's employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unlessotherwise provided by the Committee, a Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company or permitted by applicable legislation. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds three (3) months, then on the first (1st) day following the end of such three-month period the Participant's Service shall be deemed to have terminated, unless the Participant's right to return to Service is guaranteed by applicable legislation or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by applicable legislation, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant's Award Agreement. A Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, and in accordance with Section 5.5, the Company, in its discretion, sha l determine whether the Participant's Service has terminated and the effective date of and reason for such termination.

(h) "Share Based Compensation" for the purposes of the Plan means any option, share option plan, share incentive plan, employee share purchase plan where the Company provides any financial assistance or matching mechanism, stock appreciation right or any other compensation or incentive mechanisminvolving the issuance or potential issuance of securities from the Company's treasury, including a share purchase from treasury which is financia ly assisted by the Company by way of a loan guarantee or otherwise, but for greater certainty does not involve compensation arrangements which do not involve the issuance or potential issuance of securities fromthe Company's treasury;

(i) "Short-Term Deferral Period" has the meaning set out in Section 15.1.

(j) "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code or pursuant to the applicable securities laws of Canada.

(k) "Tandem SAR" has the meaning set out in Section 7.1.

(l) "Tax Act" means the Income Tax Act (Canada) and its regulations thereunder, as amended fromtime to time.

(m) "Tax Firm" has the meaning set out in Section 13.4(b).

(n) "Ten Percent Owner" means a Participant who, at the time an Option is granted to the Participant, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(o) "Trading Compliance Policy" means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company's equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(p) "TSXV" means the TSX Venture Exchange.

(q) "TSXV Policy 1.1" means Policy 1.1 of the TSXV Company Finance Manual, as may be amended fromtime to time.

(r) "TSXV Policy 4.4" means Policy 4.4 of the TSXV Company Finance Manual, as may be amended fromtime to time.

(s) "Underwater Awards" has the meaning set out in Section 3.5.

(t) "Vesting Conditions" mean those conditions established in accordance with the Plan or Award Agreement prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant's monetary purchase price, if any, for such shares upon the Participant's termination of Service or failure of a performance condition to be satisfied.

(u) "VWAP" has the meaning set out in TSXV Policy 4.4.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

3. ADMINISTRATION.

3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3 Administration with Respect to Insiders . With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan and TSXVPolicy 4.4, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards sha l be granted and the number of Common Shares, units or monetary value to be subject to each Award;

(b) to determine the type of Award granted;

(c) to determine the Fair Market Value of the Common Shares or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of Common Shares, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of expiration of any Award, (vii) the effect of any Participant's termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award will be settled in Common Shares or, if and to the extent permitted by Applicable Law, cash, other property or in any combination thereof, as applicable;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto, subject in a l cases to the limitations set out in TSXV Policy 4.4;

(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant's termination of Service;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards, or to comply with the policies of the TSXV; and

(j) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or Applicable Law.

3.5 Option or SAR Repricing. Without the affirmative vote of disinterested holders of a majority of the Common Shares cast in person or by proxy at a meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding Common Shares are present or represented by proxy, the Committee shall not approve a programproviding for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a Common Share ("Underwater Awards") and the grant in substitution therefor of new Options or SARs having a lower exercise price, Full Value Awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section 3.5 shall not be construed to apply to (i) "issuing or assuming a stock option in a transaction to which Section 424(a) applies," within the meaning of Section 424 of the Code, (ii) adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 409A, or (iii) an adjustment pursuant to Section 4.4. In addition, provided the Common Shares are listed and posted for trading on the TSXV, prior approval of the TSXV is required in connection with the cancellation of any Underwater Awards if any new Options or SARs having a lower exercise price are granted in substitution therefore to the same Participants within one year of the cancellation.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as Officers or Employees of the Participating Company Group, to the extent permitted by Applicable Law, members of the Board or the Committee and any Officers or Employees of the Participating Company Group to whomauthority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of themmay be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by themin settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by themin satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. SHARES SUBJECT TO PLAN.

4.1 Maximum Number of Shares Issuable.

(a) Subject to adjustment as provided in Sections 4.2, 4.3 and 4.4, the maximum aggregate number of Common Shares that may be available and reserved for issuance, at any time, under this Plan, together with any other security based compensation arrangement adopted by the Company, including the Predecessor Plans, shall not exceed a number of Common Shares equal to 11,284,618, being 20% of the total issued and outstanding Common Shares of the Company as at the Effective Date (on a non-diluted basis) or such other number as may be approved by the shareholders of the Company from time to time, inclusive of Common Shares that may become available for issuance under the Plan pursuant to Section 4.2.

(b) Common Shares in respect of which an Award is granted under this Plan, but not exercised prior to the termination of such Award or not vested or delivered prior to the termination of such Award due to the expiration, termination or lapse of such Award, shall be available for Awards to be granted thereafter pursuant to the provisions of the Plan. All Common Shares issued pursuant to the exercise or the vesting of the Awards granted under the Plan shall be so issued as fully paid and non-assessable Common Shares. Awards that by their terms are to be settled solely in cash shall not be counted against the number of Common Shares available for the issuance of Awards under the Plan. Any Dividend Equivalent Rights awarded in respect of Awards that are satisfied by the issuance of Common Shares shall be counted against the number of Common Shares available for the issuance of Awards under the Plan.

4.2 Adjustment for Unissued or Forfeited Predecessor Plan Shares . The maximum aggregate number of Common Shares that may be issued under the Plan as set forth in Section 4.1 shall include from time to time:

(a) the aggregate number of Common Shares that remain available for the future grant of awards under the Predecessor Plans immediately prior to their termination as of the Effective Date;

(b) the number of Common Shares subject to that portion of any option or other award outstanding pursuant to a Predecessor Plan as of the Effective Date which, on or after the Effective Date, expires or is terminated or canceled for any reason without having been exercised or settled in full; and

(c) the number of Common Shares acquired pursuant to the Predecessor Plans subject to forfeiture, subject to any approvals required by the TSXV, or repurchase by the Company for an amount not greater than the Participant's purchase price which, on or after the Effective Date, are so forfeited or repurchased.

4.3 Share Counting. If an outstanding Award for any reason expires or is terminated, surrendered, repurchased, forfeited, or canceled without having been exercised or settled in full, the Common Shares allocable to the expired, terminated, surrendered, repurchased, forfeited or cancelled portion of such Award shall again be available for issuance under the Plan. Common Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Common Shares pursuant to the exercise of a SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Common Shares owned by the Participant, or by means of a Cashless Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised. Shares purchased in the open market with proceeds fromthe exercise of Options shall not be added to the limit set forth in Section 4.1. Shares withheld or reacquired by the Company in satisfaction of taxwithholding obligations pursuant to the exercise or settlement of Options or SARs pursuant to Section 16.2 shall not again be available for issuance under the Plan. Shares withheld or reacquired by the Company in satisfaction of taxwithholding obligations pursuant to the vesting or settlement of Full Value Awards pursuant to Section 16.2 shall again become available for issuance under the Plan. Notwithstanding anything herein to the contrary, any Common Shares forfeited, cancelled or otherwise not issued for any reason under the awards of any Predecessor Plan shall be available for grants under this Plan.

4.4 Adjustments for Changes in Capital Structure. Subject to any required action by the shareholders of the Company and the requirements of Applicable Law, including Section 409A and Section 424 of the Code to the extent applicable, in the event of any change in the Common Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split -up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Common Shares (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of Common Shares, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.4, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants' rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company sha l not be treated as "effected without receipt of consideration by the Company." If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "New Shares"), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting froman adjustment pursuant to this Section 4.4 sha l be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the shares subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section 4.4 shall be final, binding and conclusive. For clarity, and notwithstanding anything to the contrary contained herein, any adjustment, other than in connection with a security consolidation or security split, to Awards granted or issued under the Plan will be subject to the prior acceptance of the TSXV, including adjustments related to an amalgamation, merger, arrangement, reorganization, spin -off, dividend or recapitalization.

4.5 Assumption or Substitution of Awards . The Committee may, without affecting the number of Common Shares reserved or available hereunder, and, if the Common Shares are listed and posted for trading on the TSXV, prior acceptance of the TSXV and, if required pursuant to TSXV Policy 4.4, the approval of the Company's shareholders, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or shares, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Applicable Law, including Section 409A and any other applicable provisions of the Code. In addition, subject to compliance with Applicable Law, and listing requirements, shares available for grant under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Plan to individuals who were not Employees or Directors of the Participating Company Group prior to the transaction and shall not reduce the number of shares otherwise available for issuance under the Plan.

5. ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.

5.1 Persons Eligible for Awards . Awards may be granted only to Employees, Management Company Employees, Consultants, Directors and Officers; provided, however, that no Investor Relations Service Provider shall be eligible to participate in the Plan to the extent that either (a) such Consultant is a resident of the United States at a time when the Company is relying on an exemption fromregistration under the Securities Act pursuant to Rule 701 thereunder with respect to securities issued to such Consultant pursuant to the Plan or (b) the Company's Common Shares are listed for trading on the NASDAQ Stock Market and the securities issued to such Consultant (regardless of residence) pursuant to the Plan are registered on Form S-8 under the Securities Act. For Awards granted or issued to Employees, Consultants or Management Company Employees, the Company and the Participant are responsible for ensuring and confirming that the Participant is a bona fide Employee, Consultant or Management Company Employee, as the case may be.

5.2 Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section 5 sha l not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3 Voluntary Participation. Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect a Participant's relationship or employment with the Company. Notwithstanding any express or implied termof this Plan to the contrary, the granting of an Award pursuant to the Plan shall in no way be construed as a guarantee of employment or a contract to provide services by the Company to the Participant.

5.4 Award Limitations.

(a) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.4, the maximum aggregate number of Common Shares that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2, 4.3 and 4.4.

(b) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an "ISO-Qualifying Corporation"). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. In no case may a Canadian Participant be issued Incentive Stock Options.

(c) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all share plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.4(c), options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares sha l be determined as of the time the option with respect to such shares is granted. If the Code is amended to provide for a limitation different from that set forth in this Section 5.4(c), such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.4(c), the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant sha l be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares issued pursuant to each such portion shall be separately identified.

(d) Participation Limits. Subject to adjustment pursuant to Section 4.4 hereof, (i) the aggregate number of Common Shares issued or granted to Insiders under the Plan (including without limitation pursuant to Sections 10.4 and 10.5 hereof) together with any other security based compensation arrangement adopted by the Company, including the Predecessor Plans, within any 12 month period shall not exceed 10% of the Common Shares, calculated as at the date any Award is granted or issued to any Insider, and (ii) the aggregate number of Common Shares issuable or granted to Insiders at any time under the Plan (including without limitation pursuant to Sections 10.4 and 10.5 hereof) together with any other security based compensation arrangement adopted by the Company, including the Predecessor Plans, shall not exceed 10% of the total issued and outstanding Common Shares fromtime to time.

(e) Additional TSXV Limits. In addition to the requirements in Section 4.1 and Section 5.4 and notwithstanding any other provision of this Plan, at all times when the Company is listed on the TSXV:

(i) the maximum aggregate number of Common Shares that are issuable or may be granted pursuant to Awards issued or granted, as applicable, to any one Participant under the Plan (including without limitation pursuant to Sections 10.4 and 10.5 hereof), together with all other Share Based Compensation, granted or issued in any 12 month period to any one Participant must not exceed 5% of the Common Shares, calculated as at the date any Award is granted or issued to the Participant (unless the Company has obtained the requisite disinterested shareholder approval);

(ii) the maximum aggregate number of Common Shares that are issuable pursuant to Awards issued or granted, as applicable, to any one Participant that is a Consultant under the Plan, together with all other Share Based Compensation, in any twelve (12) month period must not exceed 2% of the Common Shares, calculated as at the date any Award is granted or issued to the Participant;

(iii) persons who provide Investor Relations Activities may not receive any Awards other than Options;

(iv) the maximum aggregate number of Common Shares that are issuable pursuant to all Options granted or is sued in any 12 month period to all Participants retained to provide Investor Relations Activities must not exceed 2% of the Common Shares, calculated as at the date any Option is granted to any such Participant;

(v) no Awards, other than Options, may vest before the date that is one year following the date it is granted or issued, although the vesting required of any such Awards may be accelerated for a Participant who dies or who ceases to be an eligible Participant under the Plan in connection with a Change in Control, take-over bid, reverse takeover or other similar transaction; and

(vi) Options issued to any person retained to provide Investor Relations Activities must vest in stages over a period of not less than twelve (12) months such that:

(A) no more than 1/4 of the Options vest no sooner than three months after the Options were granted; (B) no more than another 1/4 of the Options vest no sooner than sixmonths after the Options were granted; (C) no more than another 1/4 of the Options vest no sooner than nine months after the Options were granted; and (D) no more than another 1/4 of the Options vest no sooner than 12 months after the Options were granted.

5.5 Termination of Service. The provisions applicable in case of termination of the employment of a Participant, including termination due to death, Disability, Cause, or otherwise, howsoever caused, shall be construed and regulated in accordance with the legislation applicable in the province, state or jurisdiction, as applicable, in which the Participant was most recently employed by a Participating Company. Without limitation:

(i) the Participant's Service with the Participating Company will include the minimum period of statutory notice of termination (if any) required by applicable employment or labour standards legislation; and

(ii) for the purposes of determining the Participant's entitlements to any Award, the date on which the Participant's Service terminates shall be the latter of (x) the last day on which the Participant performs their duties to the Participating Company and

(y) the end of the minimumperiod of notice (if any) required by applicable employment or labour standards legislation.

For the avoidance of any doubt, the date on which a Participant's Service terminates shall not be extended by any period of contractual, common law, or civil law notice of termination of employment in respect of which a Participant receives or may receive pay in lieu of notice of termination of employment or damages in lieu of such notice of termination of employment. No participation in the Plan or entitlements thereunder shall be included in any entitlement which a Participant may have to contractual, civil law, or common law pay in lieu of notice of termination of employment or damages in lieu of such notice of termination of employment. A Participant will not earn or be entitled to any pro-rated Award for any portion of time before the date on which the Participant's right to vest ceases. A Participant shall not be entitled to any right to claimdamages under contract, civil law, or common law on account of or related to the loss of an Award beyond the date on which the Participant's Service terminates.

The provisions of this Section 5.5 shall apply regardless of the reason for termination and even if such termination is found to be invalid, in breach of an obligation owed to the Participant under Applicable Laws, in breach of an agreement between the Participant and the Participating Company, or otherwise. The provisions of this Section 5.5 shall also apply in the event that a Participant asserts that their employment with the Participating Company has been constructively dismissed.

Notwithstanding anything to the contrary contained in this Plan or any Award Agreement, and subject to earlier expiry in accordance with the terms hereof and any Award Agreement, any Award granted or issued to any Participant who is a Director, Officer, Employee, Consultant or Management Company Employee will expire no later than the date that is twelve (12) months following the date the Participant ceases to be an eligible Participant under the Plan.

5.6 Nonemployee Director Award Limit. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with genera ly accepted accounting principles in the United States) of all Awards granted to any Nonemployee Director during any fiscal year of the Company, taken together with any cash compensation paid to such Nonemployee Director during such fiscal year, shall not exceed USD$750,000.

6. STOCK OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of Common Shares covered thereby, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a Common Share on the effective date of grant of the Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than 110% of the Fair Market Value of a Common Share on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price less than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code. Notwithstanding the foregoing, in no case shall the exercise price per share of an Award of Options to a Canadian Participant be less than 100% of the Fair Market Value of a Common Share on the date of grant and in no case shall the exercise price per share of an Award of Options to any Participant be less than the Discounted Market Price of a Common Share on the date of grant.

6.2 Exercisability and Term of Options . Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as sha l be determined by the Committee and set forth in the Award Agreement evidencing such Options; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee's death, Disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions. Notwithstanding the foregoing, should the expiration date for an Option held by a Canadian Participant fall within a Black-Out Period, such expiration date shall be automatically extended without any further act or formality to that date which is the 10th Business Day after the end of the Black-Out Period, such 10th Business Day to be considered the expiration date for such Option for all purposes under the Plan. Notwithstanding the foregoing, the automatic extension of the expiration date of a Participant's Award will not be permitted where the Participant or the Company is subject to a cease trade order (or similar order under applicable securities laws) in respect of the Company's securities.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of Common Shares being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and Applicable Law, and subject to the limitations contained in Section 6.3(b), by means of a Cashless Exercis e, a Net Exercise, or by such other consideration as may be approved by the Committee from time to time to the extent permitted by Applicable Law, or (iii) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Cashless Exercise. A "Cashless Exercise" means where the Company has an arrangement with a brokerage firm pursuant to which the brokerage firm will loan money to a Participant to purchase the Common Shares underlying Options, and the brokerage firmthen sells a sufficient number of Common Shares to cover the exercise price of the Options in order to repay the loan made to the Participant and receives an equivalent number of Common Shares from the exercise of the Options and the Participant then receives the balance of Common Shares or the cash proceeds from the balance of such Common Shares. Pursuant to a "Cashless Exercise" a Participant shall deliver a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the United States Federal Reserve System). The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any programor procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such programor procedures may be available to other Participants.

(ii) Net Exercise. A "Net Exercise" means where an Option, excluding Options held by any Investor Relations Service Provider, is exercised without the Participant making any cash payment, such that the Company will not receive any cash from the exercise of the Option, and instead the Participant receives only the number of underlying Common Shares that is the equal to the quotient obtained by dividing:

A. the product of the number of Options being exercised multiplied by the difference between the VWAP of the underlying Common Shares preceding the Option exercise date and the exercise price of the subject Options; by

B. the VWAP of the Common Shares preceding the Option exercise date.

6.4 Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall be exercisable after the Participant's termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section 6.4 and thereafter sha l terminate.

(i) Disability. If the Participant's Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such other period not less than six(6) months or more than twelve (12) months provided by the Award Agreement) after the date on which the Participant's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Award Agreement evidencing such Option (the "Option Expiration Date").

(ii) Death. If the Participant's Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant's legal representative or other person who acquired the right to exercise the Option by reason of the Participant's death at any time prior to the expiration of twelve (12) months (or such other period not less than six(6) months or more than twelve (12) months provided by the Award Agreement) after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date. The Participant's Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such longer or shorter period provided by the Award Agreement) after the Participant's termination of Service.

(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant's Service is terminated for Cause or if, following the Participant's termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately uponsuch termination of Service or subsequentact that would constitute Cause.

(iv) Other Termination of Service. Subject to Section 6.4(a)(iii), if an Participant ceases to be an eligible Participant (other than as provided in section 6.4(a)(i) or (ii), any Options held by the Participant on the date such Participant ceased to be an eligible Participant, which have vested pursuant to this Plan, shall be exercisable only to the extent that the Participant was entitled to exercise the Option at the date such Participant ceased to be an eligible Participant and only for thirty (30) days after the date such Participant ceased to be an eligible Participant, subject to the Committee's discretion to extend such period for up to one (1) year, or prior to the Option Expiration Date in respect thereof, whichever is sooner. Notwithstanding the foregoing, the Committee, in its discretion, may resolve that up to all of the Options held by a Participant on the date the Participant ceased to be an eligible Participant which have not yet vested shall vest immediately upon such date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 14, the Option sha l remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

(c) Ceasing to be an Eligible Participant. Notwithstanding the foregoing, any Awards granted or issued to any Participant who is a Director, Officer, Employee, Consultant or Management Company Employee must expire within a reasonable period, not exceeding twelve

(12) months, following the date the Participant ceases to be an eligible Participant under the Plan.

6.5 Transferability of Options . During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant's guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution.

7. STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of Common Shares subject to the Award, in such formas the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1 Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a "Tandem SAR") or may be granted independently of any Option (a "Freestanding SAR"). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per Common Share subject to a Tandem SAR sha l be the exercise price per Common Share under the related Option, and (b) the exercise price per Common Share subject to a Freestanding SAR shall be not less than the Fair Market Value of a Common Share on the effective date of grant of the SAR. Notwithstanding the foregoing, a SAR may be granted with an exercise price lower than the minimum exercise price set forth above, provided such exercise price is not less than the Discounted Market Price, if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A. Notwithstanding the foregoing, in no case sha l the exercise price per share of an Award of a SAR to a Canadian Participant be less than 100% of the Fair Market Value of a Common Share on the date of grant.

7.3 Exercisability and Term of SARs .

(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of Common Shares subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the Common Shares subject to such SAR, the related Option shall be canceled automatically as to the number of Common Shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the Common Shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of Common Shares with respect to which the related Option was exercised.

(b) Freestanding SARs . Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR, and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee's death, Disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.4 Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of a SAR, the Participant (or the Participant's legal representative or other person who acquired the right to exercise the SAR by reason of the Participant's death) shall be entitled to receive payment of an amount for each Common Share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a Common Share on the date of exercise of the SAR over the exercis e price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in Common Shares in a lump sumupon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, Common Shares, or any combination thereof as determined by the Committee, in a lump sumupon the date of exercise of the SAR. When payment is to be made in Common Shares, the number of Common Shares to be issued shall be determined on the basis of the Fair Market Value of a Common Share on the date of exercise of the SAR. For purposes of Section 7, a SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5 Deemed Exercise of SARs . If, on the date on which a SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6 Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, a SAR shall be exercisable after a Participant's termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7 Transferability of SARs . During the lifetime of the Participant, a SAR shall be exercisable only by the Participant or the Participant's guardian or legal representative. A SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution.

8. RESTRICTED SHARE AWARDS.

Restricted Share Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Share Bonus or a Restricted Share Purchase Right and the number of Common Shares subject to the Award, in such formas the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1 Types of Restricted Share Awards Authorized. Restricted Share Awards may be granted in the form of either a Restricted Share Bonus or a Restricted Share Purchase Right. Restricted Share Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Share Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections

10.3 through 10.5(a).

8.2 Purchase Price. The purchase price for Common Shares issuable under each Restricted Share Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable taxwithholding) shall be required as a condition of receiving Common Shares pursuant to a Restricted Share Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by Applicable Law, the Participant shall furnish consideration in the formof cash or past services rendered to a Participating Company or for its benefit having a value not less than the Fair Market Value of the Common Shares subject to a Restricted Share Award.

8.3 Purchase Period. A Restricted Share Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days fromthe effective date of the grant of the Restricted Share Purchase Right.

8.4 Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of Common Shares being purchased pursuant to any Restricted Share Purchase Right sha l be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by Applicable Law, or (c) by any combination thereof.

8.5 Vesting and Restrictions on Transfer. Subject to Section 5.4(d), shares issued pursuant to any Restricted Share Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Share Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Share Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Share Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of Common Shares hereunder and shall promptly present to the Company any and all certificates representing Common Shares acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6 Voting Rights; Dividends and Distributions . Except as provided in this Section 8.6, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Share Award remain subject to Vesting Conditions, the Participant shall have the right to receive all dividends and other distributions paid with respect to such shares; provided, however, that such dividends and distributions sha l be subject to the same Vesting Conditions as the shares subject to the Restricted Share Award with respect to which such dividends or distributions were declared and shall be paid to the Participant at the time such shares vest but in any event no later than the 15th day of the third month following the calendar year in which such shares vest. In the event of a dividend or distribution paid in Common Shares or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant's Restricted Share Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Share Award with respect to which such dividends or distributions were paid or adjustments were made. During any period in which shares acquired pursuant to a Restricted Share Award remain subject to Vesting Conditions, the Participant shall not have the right to exercise any voting rights in respect of such Restricted Share Award. Notwithstanding the foregoing, in the event that there are not a sufficient number of Common Shares reserved for issuance under this Plan to satisfy any dividends the Company shall be permitted to satisfy any such dividends in cash.

8.7 Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Share Award, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or Disability), then (a) the Company shall have the option to, subject to any approvals required by the TSXV, repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Share Purchase Right which remain subject to Vesting Conditions as of the date of the Participant's termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Share Bonus which remain subject to Vesting Conditions as of the date of the Participant's termination of Service. The Company shall have the right to assign at any time, subject to prior approval of the TSXVif the Common Shares are then listed and posted for trading on the TSXV, any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8 Nontransferability of Restricted Share Award Rights . Rights to acquire Common Shares pursuant to a Restricted Share Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Share Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

9. RESTRICTED SHARE UNITS.

Restricted Share Units shall be evidenced by Award Agreements specifying the number of Restricted Share Units subject to the Award, in such formas the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1 Grant of RestrictedShare Units . Restricted Share Units may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Share Unit or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2 Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Share Unit, the consideration for which shall be services actua ly rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by Applicable Law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the Fair Market Value of the Common Shares issued upon settlement of the Restricted Share Unit.

9.3 Vesting. Subject to Section 5.4(d), Restricted Share Unit may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as sha l be established by the Committee and set forth in the Award Agreement evidencing such Award.

9.4 Voting Rights, Dividend Equivalent Rights and Distributions . Participants shall have no voting or dividend rights with respect to Common Shares represented by Restricted Share Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Share Unit that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Common Shares during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with additional whole Restricted Share Units as of the date of payment of such cash dividends on Common Shares, as determined by the Committee. Notwithstanding the foregoing, in the event that there are not a sufficient number of Common Shares reserved for issuance under this Plan to satisfy any Dividend Equivalent Right, the Company shall be permitted to satisfy any such dividends in cash. The number of additional Restricted Share Units (rounded to the nearest whole number), if any, to be credited shall be determined by div iding (a) the amount of cash dividends paid on the dividend payment date with respect to the number of Common Shares represented by the Restricted Share Units previously credited to the Participant by (b) the Fair Market Value per Common Share on such date. Such additional Restricted Share Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Share Units origina ly subject to the Restricted Share Unit. In the event of a dividend or distribution paid in Common Shares or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant's Restricted Share Unit so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the Common Shares issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Share Unit, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or Disability), then the Participant shall forfeit to the Company any Restricted Share Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant's termination of Service. Notwithstanding anything to the contrary set forth herein or in any Award Agreement, any Restricted Share Units that remain subject to Vesting Conditions on the date which is twelve (12) months following termination for any reason shall automatically expire and be of no further force or effect.

9.6 Settlement of Restricted Share Units . The Company shall issue to a Participant on the date on which Restricted Share Units subject to the Participant's Restricted Share Unit vest or on such other date determined by the Committee in compliance with Applicable Law, including Section 409A, if applicable, and set forth in the Award Agreement one (1) Common Share (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Share Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Share Unit that if the settlement date with respect to any shares issuable upon vesting of Restricted Share Units would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the settlement date shall be deferred until the next trading day on which the sale of such shares would not violate the Trading Compliance Policy but in any event no later than the 15th day of the third calendar month following the year in which such Restricted Share Units vest. If permitted by the Committee, the Participant may elect, consistent with the requirements of Applicable Law, including Section 409A, to defer receipt of all or any portion of the Common Shares or other property otherwise issuable to the Participant pursuant to this Section 9.6, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Share Unit by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the Common Shares or other property otherwise issuable to the Participant pursuant to this Section. Restricted Share Units granted to a Canadian Participant for the purposes of the TaxAct must be settled no later than December 15th of the third calendar year following the year in which the Participant rendered Service resulting in the granting of such Restricted Share Units.

9.7 Nontransferability of RestrictedShare Units . The right to receive shares pursuant to a Restricted Share Unit shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Share Unit granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

10. PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such formas the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1 Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award sha l specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and the Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2 Initial Value of Performance Shares and Performance Units . Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) Common Share, subject to adjustment as provided in Section 4.4, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3 Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4 Measurement of Performance Goals . Performance Goals shall be established by the Committee on the basis of targets to be attained ("Performance Targets") with respect to one or more measures of business or financial performance or other criteria established by the Committee (each, a "Performance Measure"), subject to the following:

(a) Performance Measures. Performance Measures based on objective criteria sha l be calculated in accordance with the Company's financial statements, or, if such measures are not reported in the Company's financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company's industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. Performance Measures based on subjective criteria shall be determined on the basis established by the Committee in granting the Award. As specified by the Committee, Performance Measures may be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes, one or more Subsidiary Corporations or such division or other business unit of any of themselected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expenses for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any unusual or infrequently occurring event or transaction, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis fromperiod to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant's rights with respect to a Performance Award. Performance Measures may be based upon one or more of the following, without limitation, as determined by the Committee:

(i) revenue;

(ii) sales;

(iii) expenses;

(iv) operating income;

(v) gross margin;

(vi) operating margin;

(vii) earnings before any one or more of: share-based compensation expense, interest, taxes, depreciation and amortization;

(viii) pre-tax profit;

(ix) net operating income;

(x) net income;

(xi) economic value added;

(xii) free cash flow;

(xiii) operating cash flow, including debt-adjusted cash flow;

(xiv) balance of cash, cash equivalents and marketable securities;

(xv) share price;

(xvi) earnings per share;

(xvii) return on shareholder equity;

(xviii) return on capital;

(xix) return on assets;

(xx) return on investment;

(xxi) total shareholder return;

(xxii) employee satisfaction;

(xxiii) employee retention;

(xxiv) market share;

(xxv) customer satisfaction;

(xxvi) product development;

(xxvii) research and development expenses;

(xxviii) completion of an identified special project;

(xxix) completion of a joint venture or other corporate transaction; and

(xxx) personal performance objectives established for an individual Participant or group of Participants.

(b) Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the Performance Target level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, a group of comparator companies, a budget or another standard selected by the Committee.

10.5 Settlement of Performance Awards .

(a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall determine the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b) Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award to reflect such Participant's individual performance in his or her position with the Company or such other factors as the Committee may determine.

(c) Effect of Leaves of Absence. Unless otherwise required by law or a Participant's Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant's Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

(d) Notice to Participants. As soon as practicable following the Committee's determination in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e) Payment in Settlement of Performance Awards. As soon as practicable following the Committee's determination in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant's legal representative or other person who acquired the right to receive such payment by reason of the Participant's death) of the final value of the Participant's Performance Award. Payment of such amount shall be made in cash, Common Shares, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section 10.5, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but sha l not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest. Performance Awards granted to a Canadian Participant for the purposes of the Tax Act must be settled no later than December 15th of the third calendar year following the year in which the Participant rendered Service resulting in the granting of such Performance Award. In the event that there are not a sufficient number of Common Shares reserved for issuance under this Plan to satisfy any Performance Award, the Company shall be permitted to satisfy any such Performance Award in cash.

(f) Provisions Applicable to Payment in Shares. If payment is to be made in Common Shares, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a Common Share determined by the method specified in the Award Agreement. Common Shares issued in payment of any Performance Award may be fully vested and freely transferable shares or may be Common Shares subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions sha l be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8.

10.6 Voting Rights; Dividend Equivalent Rights and Distributions . Participants shall have no voting rights with respect to Common Shares represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Common Shares during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rig hts, if any, shall be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Common Shares, as determined by the Committee. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited sha l be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of Common Shares represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per Common Share on such date. Dividend Equivalent Rights, if any, shall be accumulated and paid to the extent that the related Performance Shares become nonforfeitable. Settlement of Dividend Equivalent Rights may be made in cash, Common Shares, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in Common Shares or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant's Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the Common Shares issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant's termination of Service on the Performance Award shall be as follows:

(a) Death or Disability. If the Participant's Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant's Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant's Service during the Performance Period. Payment shall be made no later than the earlier of (i) ten Business Days after the end of the Performance Period, and (ii) the date which is twelve (12) months following the date of termination, in any manner permitted by Section 10.5.

(b) Other Termination of Service. If the Participant's Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant's Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section 10.7 shall be made no later than the earlier of

(i) ten Business Days after the end of the Performance Period, and (ii) the date which is twelve

(12) months following the date of termination, in any manner permitted by Section 10.5.

10.8 Nontransferability of Performance Awards . Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

11. CASH-BASED AWARDS AND OTHER SHARE-BASED AWARDS.

Cash-Based Awards and Other Share-Based Awards shall, subject in all respects to compliance with TSXV Policy 4.4, be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1 Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

11.2 Grant of Other Share-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into Common Shares or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Share-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Share-Based Awards may involve the transfer of actual Common Shares to Participants, or payment in cash or otherwise of amounts based on the value of Common Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States or Canada.

11.3 Value of Cash-Based Awards and Other Share-Based Awards. Each Cash-Based Award sha l specify a monetary payment amount or payment range as determined by the Committee. Each Other Share-Based Award shall be expressed in terms of Common Shares or units based on such Common Shares, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as sha l be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Share- Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met.

11.4 Payment or Settlement of Cash-Based Awards and Other Share-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Share-Based Award shall be made in accordance with the terms of the Award, in cash, Common Shares or other securities or any combination thereof as the Committee determines. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Share-Based Award shall be made in compliance with the requirements of Section 409A. Except as otherwise provided in an Award Agreement, no settlement date for any Cash-Based Awards and Other Share- Based Awards granted to a Canadian Participant shall occur, and no Common Share shall be issued or cash payment shall be made in respect of any Cash-Based Awards and Other Share-Based Awards, under Section 11 any later than December 15th of the third calendar year following the year in which the Cash-Based Awards and Other Share-Based Awards is granted.

11.5 Voting Rights; Dividend Equivalent Rights and Distributions . Participants shall have no voting rights with respect to Common Shares represented by Other Share-Based Awards until the date of the issuance of such Common Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Share-Based Award that the Participant sha l be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Common Shares during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in Common Shares or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant's Other Share-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the Common Shares issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

11.6 Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Share-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant's Service. Such provisions shall be determined in the discretion of the Committee, need not be uniformamong all Cash-Based Awards or Other Share-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7 Nontransferability of Cash-Based Awards and Other Share-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Share-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any Common Shares issued in settlement of Cash-Based Awards and Other Share-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Common Shares are then listed and/or traded, or under any state securities laws or foreign law applicable to such Common Shares.

12. STANDARD FORMS OF AWARD AGREEMENT.

12.1 Award Agreements . Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate formof Award Agreement approved by the Committee and as amended fromtime to time.

No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

12.2 Authority to Vary Terms . The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard formor forms of Award Agreement are not inconsistent with the terms of the Plan.

13. CHANGE IN CONTROL, DISSOLUTION OR LIQUIDATION.

13.1 Effect of Change in Control on Awards . In the event of a Change in Control, outstanding Awards shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control or as otherwise determined by the Committee, including any requirement thereunder that the Participant sign a letter of transmittal, cancellation agreement, release of claims or other similar acknowledgement or agreement. Subject to the requirements and limitations of Applicable Law, including Section 409A, if applicable, the Committee may provide for any one or more of the following:

(a) Accelerated Vesting. In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant's Service prior to, upon, or following the Change in Control, and to such extent as the Committee determines.

(b) Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any Participant, assume or continue the Company's rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror's shares, as applicable. If the Common Shares are listed and posted for trading on the TSXV, prior acceptance by the TSXV, and if required pursuant to TSXV Policy 4.4, approval of the Company's shareholders, of any such assumption, continuation or substitution will be required. For purposes of this Section 13.1, if so determined by the Committee in its discretion, an Award denominated in Common Shares shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Common Share subject to the Award immediately prior to the Change in Control, the consideration (whether shares, cash, other securities or property or a combination thereof) to which a holder of a Common Share on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Shares); provided, however, that if such consideration is not solely common shares of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Common Share subject to the Award, to consist solely of common shares of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Common Shares pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c) Cash-Out of Outstanding Share-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in Common Shares or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Common Share (and each unvested Common Share, if so determined by the Committee) subject to such canceled Award in (i) cash, (ii) shares of the Company or of a corporation or other business entity that is a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Common Share in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per Common Share in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section 13.1 (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards, consistent with the requirements of Section 409A, if applicable.

13.2 Effect of Change in Control on Nonemployee Director Awards . Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 15.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in fu l and, except to the extent assumed, continued or substituted for pursuant to Section 13.1(b), shall be settled effective immediately prior to the time of consummation of the Change in Control.

13.3 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.

13.4 Federal Excise Tax Under Section 4999 of the Code.

(a) Excess Parachute Payment. If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise taxpursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an "excess parachute payment" under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b) Determination by Tax Firm. To aid the Participant in making any election ca led for under Section 13.4(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an "excess parachute payment" to the Participant as described in Section 13.4(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company wi l appoint a nationally recognized tax firm to make the determinations required by this Section 13.4(b) (the "Tax Firm"). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the TaxFirm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the TaxFirm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the TaxFirm charges in connection with its services contemplated by this Section 13.4(b).

14. COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of Common Shares pursuant to any Award shall be subject to compliance with all applicable requirements of Applicable Law with respect to such securities and the requirements of any stock exchange or market system upon which the Common Shares may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) any securities registration required by Applicable Law, including a registration statement under the Securities Act, shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act and the prospectus requirements of the Securities Act (British Columbia) and other applicable Canadian securities laws, as applicable, or (c) such exercise or issuance is otherwise in compliance with Applicable Law. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or se l such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Common Shares, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Law and to make any representation or warranty with respect thereto as may be reasonably requested by the Company.

15. COMPLIANCE WITH SECTION 409A.

15.1 Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

(a) a Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the shares acquired pursuant to the exercise of the Award first becomes substantially vested; and

(b) any Restricted Share Unit, Performance Award, Cash-Based Award or Other Share-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term "Short-Term Deferral Period" means the 2½ month period ending on the later of (i) the 15th day of the third month following the end of the Participant's taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture, or (ii) the 15th day of the third month following the end of the Company's taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term "substantial risk of forfeiture" shall have the meaning provided by Section 409A.

15.2 Deferral and/or Distribution Elections . Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an "Election") that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a) elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and formof payment as permitted by this Plan;

(b) elections shall be made by the end of the Participant's taxable year prior to the year in which Services commence for which an Award may be granted to the Participant; and

(c) elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with Section 15.2(b) or as permitted by Section 15.3.

15.3 Subsequent Elections . Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the formof payment in settlement of such Award shall comply with the following requirements:

(a) no subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

(b) each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years fromthe date on which such payment would otherwise have been made;

(c) no subsequent Election related to a payment pursuant to Section 15.4(a)(iv) sha l be made less than twelve (12) months before the date on which such payment would otherwise have been made; and

(d) subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.

15.4 Payment of Section 409A DeferredCompensation.

(a) Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(i) the Participant's "separation fromservice" (as defined by Section 409A);

(ii) the Participant's becoming "disabled" (as defined by Section 409A);

(iii) the Participant's death;

(iv) a time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Sections 15.2 or 15.3, as applicable;

(v) a change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(vi) the occurrence of an "unforeseeable emergency" (as defined by Section 409A).

(b) Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

(c) Required Delay in Paymentto Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a "specified employee" (as defined by Section 409A) as of the date of the Participant's separation from service before the date (the "Delayed Payment Date") that is six (6) months after the date of such Participant's separation fromservice, or, if earlier, the date of the Participant's death. All such amounts that would, but for this Section 15.4(c), become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d) Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable pursuant to Section 15.4(a)(ii) by reason of a Participant becoming disabled shall be paid in a lump sumor in periodic installments as established by the Participant's Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sumupon the determination that the Participant has become disabled.

(e) Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant's Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant's death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions sha l be paid in a lump sumupon receipt by the Committee of satisfactory notice and confirmation of the Participant's death.

(f) Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(g) Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment pursuant to Section 15.4(a)(iv) in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sumupon the Committee's determination that an unforeseeable emergency has occurred. The Committee's decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(h) Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

(i) No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

16. TAX WITHHOLDING.

16.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, provincial, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver Common Shares, to release Common Shares froman escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group's taxwithholding obligations have been satisfied.

16.2 Withholding in or Directed Sale of Shares. If permitted by Applicable Law, the Company sha l have the right, but not the obligation, to deduct from the Common Shares issuable to a Participant upon the exercise or settlement of an Award, or to accept fromthe Participant the tender of, a number of whole Common Shares having a Fair Market Value, as determined by the Company, equal to all or any part of the taxwithholding obligations of any Participating Company. The Fair Market Value of any Common Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates (or the maximum individual statutory withholding rates for the applicable jurisdiction if use of such rates would not result in adverse accounting consequences or cost). The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

17. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company's shareholders and, if the Common Shares are listed and posted for trading on the TSXV, prior acceptance by the TSXVif required pursuant to TSXVPolicy 4.4, there shall be (a) no increase in the maximum aggregate number of Common Shares that may be issued under the Plan (except by operation of the provisions of Sections 4.2 and 4.3),

(b) no change in the class of persons eligible to receive Awards, (c) the limits on the amount of Awards that may be granted to any one person or any category of Participant; (d) the method of determining the exercis e price of Options;

(e) the maximum term of Options; (f) the expiry and termination provisions applicable to Options; and (g) no other amendment of the Plan that would require approval of the Company's shareholders under any Applicable Law, including the rules of any stock exchange or quotation systemupon which the Common Shares may then be listed or quoted. In addition, without the approval of the Company's disinterested shareholders, (i) the exercise price of an Option shall not be reduced, and (ii) the termof an Option held by an Insider at the time of the proposed amendment shall not be extended. Notwithstanding the foregoing, the following types of amendments will not be subject to shareholder approval: (1) amendments to fix typographical errors; and (2) amendments to clarify existing provisions of the Plan that do not have the effect of altering the scope, nature and intent of such provisions. No amendment, suspension or termination of the Plan shall affect any then outstanding Awards unless expre ssly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Awards without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future Applicable Law, including, but not limited to, Section 409A.

18. MISCELLANEOUS PROVISIONS.

18.1 Repurchase Rights . Common Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time, subject to prior approval of the TSXV if the Common Shares are then listed and posted for trading on the TSXV, any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of Common Shares hereunder and shall promptly present to the Company any and all certificates representing Common Shares acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but sha l not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws. In addition, to the extent that claw-back or similar provisions applicable to Awards are required by Applicable Law, listing standards and/or policies adopted by the Company, Awards granted under the Plan shall be subject to such provisions.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission or the applicable securities regulatory authorities, as applicable, (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant fromthe sale of securities of the Company during such twelve- (12-) month period.

18.3 Provision of Information. To the extent required by Applicable Law, each Participant sha l be given access to information concerning the Company equivalent to that information generally made available to the Company's common shareholders.

18.4 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant's Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee's employer or that the Employee has an employment relationship with the Company.

18.5 Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment sha l be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.4 or another provision of the Plan.

18.6 Delivery of Title to Shares . Subject to any governing rules or regulations, the Company shall issue or cause to be issued the Common Shares acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry Common Shares credited to the account of the Participant, (b) by depositing such Common Shares for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such Common Shares to the Participant in certificate form.

18.7 Fractional Shares . The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.8 Retirement and Welfare Plans . Neither Awards made under this Plan nor Common Shares or cash paid pursuant to such Awards may be included as "compensation" for purposes of computing the benefits payable to any Participant under any Participating Company's retirement plans (both qualified and non -qualified) or welfare benefit plans unlesssuch other plan expressly provides that such compensation shall be taken intoaccount in computing a Participant's benefit. In addition, unless a written employment agreement or other service agreement specifically references Awards, a general reference to "benefits" or a similar term in such agreement shall not be deemed to refer to Awards granted hereunder.

18.9 Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. If a married Participant designates a beneficiary other than the Participant's spouse, the effectiveness of such designation may be subject to the consent of the Participant's spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant's death, the Company will pay any remaining unpaid benefits to the Participant's legal representative.

18.10 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.11 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company's or another Participating Company's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

18.12 Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

18.13 Choice of Law. Except to the extent governed by applicable United States federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada, without regard to their conflict of law rules.

IN WITNESS WHEREOF, the undersigned Chief Executive Officer of the Company certifies that the foregoing sets forth Salona Global Medical Device Corporation 2023 Equity Incentive Plan as duly adopted by the Company's shareholders effective as of the Effective Date.

(signed) "Michael Seckler"
Chief Executive Officer